UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2025

SWK HOLDINGS CORPORATION
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

F11.001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 650, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
9.00% Senior Notes due 2027	SWKHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously disclosed in the Current Report on Form 8-K filed by SWK Holdings Corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on March 20, 2025, the Company entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with SCOF SPV I, LP, a Delaware limited partnership and an entity affiliated with Soleus Capital Management L.P. (the “Purchaser”) on March 19, 2025 for the sale and assignment to Purchaser (the “Royalty Sale”) of the Company’s rights to receive royalties and other amounts payable or that may become payable under certain contracts to which SWK Funding LLC, a wholly owned subsidiary of the Company (“SWK Funding”), is a party, comprising the majority of the Company’s royalty portfolio for an aggregate purchase price of approximately $34.0 million. On April 10, 2025, the Company completed the transactions contemplated by the Purchase and Sale Agreement and Purchaser paid the Company approximately $34.0 million in cash and assumed certain related liabilities.
A copy of the unaudited pro forma consolidated financial statements of the Company, giving effect to the Royalty Sale, are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On April 10, 2025, the Company issued a press release announcing the closing of the Royalty Sale and the declaration of a cash dividend (as further discussed in Item 8.01 of this Current Report on Form 8-K). A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On April 10, 2025, the Company announced that its Board of Directors declared a cash dividend of $4 per share of common stock. The dividend is payable on May 8, 2025 to stockholders of record as of the close of business on April 24, 2025.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma consolidated financial statements of the Company as of and for the year ended December 31, 2024 and the notes related thereto, giving effect to the Royalty Sale, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SWK Holdings Corp, dated April 10, 2025
99.2	Unadudited Pro Forma Condensed Consolidated Financial Information for SWK Holdings Corporation
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Joe D. Staggs
Joe D. Staggs
President and Chief Executive Officer

Date: April 10, 2025